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                                                                     Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 21, 2003, relating to the financial statements and financial highlights which appears in the September 30, 2003 Annual Report to Shareholders of the Loomis Sayles Massachusetts Tax Free Income Fund (formerly the CDC Nvest Massachusetts Tax Free Income Fund), a series of CDC Nvest Funds Trust II. The financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Performance" and "Independent Auditors" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
January 28, 2004